UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

Mirum Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38981	83-1281555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Tower Lane
Suite 1050
Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 667-4085

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

On September 5, 2023, Mirum Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original 8-K”) reporting the Company’s completion of the acquisition of substantially all of the assets of Travere Therapeutics, Inc. (“Travere”) that are primarily related to the development, manufacture (including synthesis, formulation, finishing or packaging) and commercialization of Chenodal and Cholbam (also known as Kolbam) (such assets, the “Bile Acid Business”) pursuant to an Asset Purchase Agreement, dated July 16, 2023, by and between the Company and Travere (such transaction, the “Acquisition”). In connection with and immediately prior to the closing of the Acquisition, the Company completed a private placement of 8,000,000 shares of its common stock at a price per share of $26.25, resulting in aggregate net proceeds of approximately $202.2 million (the “PIPE”). The Company is filing this amendment to the Original 8-K (“Amendment”) to amend and supplement the Original 8-K to include historical financial statements of the Bile Acid Business and pro forma financial information as required by Items 9.01(a) and 9.01(b), respectively, of Form 8-K and that were excluded from the Original 8-K in reliance on the instructions to such items. Except as noted in this paragraph, no other information contained in the Original 8-K is amended or supplemented. This Amendment should be read together with the Original 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of the Bile Acid Business as of and for the six months ended June 30, 2023 (unaudited) and as of and for the year ended December 31, 2022 (audited) are filed as Exhibit 99.3 and Exhibit 99.4, respectively, to this Amendment and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023, the unaudited pro forma combined statement of operations for the year ended December 31, 2022, and notes to the unaudited pro forma condensed combined financial information of the Company, all giving effect to the Acquisition and the PIPE, are filed as Exhibit 99.5 to this Amendment and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1*+	Asset Purchase Agreement, dated July 16, 2023, by and between Mirum Pharmaceuticals, Inc. and Travere Therapeutics, Inc.

10.1+	Form of Subscription Agreement

10.2+	Form of Registration Rights Agreement

23.1	Consent of BDO USA, P.C., Independent Auditors.

99.1+	Press Release, dated July 17, 2023

99.2+	Mirum Corporate Presentation Deck on Bile Acid Portfolio Acquisition

99.3	Historical Financial Statements of the Bile Acid Business as of and for the Six Months Ended June 30, 2023 (unaudited).

99.4	Historical Financial Statements of the Bile Acid Business as of and for the Year Ended December 31, 2022 (audited).

99.5	Unaudited Pro Forma Condensed Combined Financial Information of Mirum Pharmaceuticals, Inc.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*

Certain confidential information contained in this Exhibit, marked in brackets, has been omitted, because it is both not material and of the type of information that the registrant treats as private or confidential.

+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: November 2, 2023	By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer